UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                SEPTEMBER 2, 2005
                Date of Report (Date of earliest event reported)


                            CERTIFIED SERVICES, INC.
               (Exact name of Registrant as specified in charter)


         NEVADA                           0-31527                  88-0444079
         ------                          ---------                 ----------
(State or other jurisdiction          (Commission File           (IRS. Employer
      of incorporation)                    Number)               Identification
         Number)


            5101 NW 21ST AVENUE, SUITE 350, FT. LAUDERDALE, FL 33309
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (954) 677-0202


ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On September 2, 2005, we sold approximately 90% of our PEO business. The sale was effected through the sale of either the stock or customer contracts of our primary operating companies (other than Certified HR Services Company). The buyer was O2 HR, LLC, a privately owned Illinois limited liability company. The deemed purchase price is $14,282,318, comprised of $7,740,859 cash payable over 5 years and assumption of $6,541,459 of our debts.

     We have suffered a substantial loss of client business over the last several months due to the combined effects of the CNA litigation against us, and the failure of our former principal workers' compensation insurer, Union American Insurance


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Company.  UAIC went into receivership in late 2004,  obtained a judgment against one of our principal operating subsidiaries, and forced us to seek the protection of Chapter 11 of the Federal Bankruptcy Code for that subsidiary. The reputation damage in the industry, loss of key employees, legal challenges, and creditor pressures we have experienced have made it an economic necessity to pursue this sale, whose terms include an escrow of the sales proceeds for the benefit of secured creditors.

ITEM 7(c) EXHIBITS [to be filed by amendment]

Purchase Agreement between Registrant and O2 HR, LLC dated September 2, 2005.

Customer Assignment between Certified HR Services Company II and O2 HR, LLC dated September 2, 2005.

Customer Assignment between Certified Staffing Services Corporation and O2 HR, LLC dated September 2, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 2, 2005
                                                 CERTIFIED SERVICES, INC.

                                                 By: /s/ Danny L. Pixler
                                                 -----------------------
                                                 Name:   Danny L. Pixler
                                                 Title:  President



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